                                                                            Exhibit 23(j)

Independent Auditors' Consent

The Board of Trustees
Oppenheimer International Small Company Fund:

We consent to the use in this Registration Statement of Oppenheimer International Small Company Fund of our
report dated September 24, 2001, included in the Statement of Additional Information, which is part of such
Registration Statement, and to the references to our firm under the headings "Financial Highlights" appearing in the Prospectus, which is also part of such Registration Statement, and "Independent Auditors" appearing in the
Statement of Additional Information.

/s/ KPMG LLP

KPMG LLP

Denver, Colorado
December 26, 2001